Exhibit 2 under Form N-1A
                                           Exhibit 3(ii) under Item 601/Reg. s-k


                                     BY-LAWS
                                       of
                             FEDERATED INCOME TRUST
                       (formerly known as INVESTORS TRUST)
                         AMENDMENT NO. 3 AND RESTATEMENT
                               OUTLINE OF BY-LAWS

                                                                            Page
 ARTICLE I:    OFFICERS AND THEIR ELECTION..............................1
   1           Officers.................................................1
   2           Election of Officers.....................................1
   3           Resignations and Removals and Vacancies..................1

 ARTICLE II: POWERS AND DUTIES OF TRUSTEES AND OFFICERS.................1
   1           Trustees.................................................1
   2           Chairman of the Trustees.................................1
   3           President ...............................................2
   4           Vice President ..........................................2
   5           Secretary ...............................................2
   6           Treasurer ...............................................2
   7           Assistant Vice President ................................2
   8           Assistant Secretaries and Assistant Treasurers ..........2
   9           Salaries ................................................3

 ARTICLE III:  POWERS AND DUTIES OF THE EXECUTIVE AND OTHER COMMITTEES..3
   1           Executive and Other Committees ..........................3
   2           Vacancies in Executive Committee ........................3
   3           Executive Committee to Report to Trustees................3
   4           Procedure of Executive Committee ........................3
   5           Powers of Executive Committee ...........................3
   6           Compensation ............................................3
   7           Informal Action by Executive Committee or
               Other Committees.........................................3

 ARTICLE IV:   SHAREHOLDERS' MEETINGS...................................4
   1           Special Meetings ........................................4
   2           Notices .................................................4
                                                                            Page

 3 Place of Meeting ....................................................4
   4           Action by Consent .......................................4
   5           Proxies .................................................4

 ARTICLE V:    TRUSTEES' MEETINGS.......................................4
   1           Number and Qualifications of Trustees ...................4
   2           Special Meetings ........................................5
   3           Regular Meetings ........................................5
   4           Quorum and Vote .........................................5
   5           Notices .................................................5
   6           Place of Meeting ........................................5
   7           Telephonic Meeting.......................................5
   8           Special Action ..........................................5
   9           Action by Consent........................................5
   10          Compensation of Trustees ................................6

 ARTICLE VI:   SHARES OF BENEFICIAL INTEREST............................6
   1           Beneficial Interest......................................6
   2           Certificates ............................................6
   3           Transfer of Shares ......................................6
   4           Equitable Interest Not Recognized .......................6
   5           Lost, Destroyed or Mutilated Certificates................6
   6           Transfer Agent and Registrar: Regulations................6

 ARTICLE VII:  INSPECTION OF BOOKS......................................7
 ARTICLE VIII: AGREEMENTS, CHECKS, DRAFTS,
               ENDORSEMENTS, ETC........................................7
   1           Agreements, Etc. ........................................7
   2           Checks, Drafts, Etc. ....................................7
   3           Endorsements, Assignments and Transfer of Securities ....7
   4           Evidence of Authority ...................................7

 ARTICLE IX:   SEAL.....................................................8
 ARTICLE X:    FISCAL YEAR..............................................8
 ARTICLE XI:   AMENDMENTS...............................................8
 ARTICLE XII:  WAIVERS OF NOTICE........................................8
 ARTICLE XIII: REPORT TO SHAREHOLDERS...................................8
 ARTICLE XIV:  BOOKS AND RECORDS........................................9
ARTICLE XV:    TERMS....................................................9

                                     BY-LAWS
                                       of
                             FEDERATED INCOME TRUST
                       (formerly known as INVESTORS TRUST)
                         AMENDMENT NO. 3 AND RESTATEMENT
                             Effective May 26, 1992

                                    ARTICLE I

                           OFFICERS AND THEIR ELECTION

      Section 1. Officers. The Officers of the Trust shall be a Chairman of the Trustees, a President, one or more Vice Presidents, a Treasurer, a Secretary and such other officers as the Trustees may from time to time elect. It shall not be necessary for any Trustee or other officer to be a holder of shares in the Trust.
     Section  2.  Election  of  Officers.  The  President,   Vice  President(s),
Treasurer and Secretary shall be chosen annually by the Trustees. The Chairman of the Trustees, shall be chosen annually by and from the Trustees.
      Two or more offices may be held by a single person except the offices of President and Secretary. The officers shall hold office until their successors are chosen and qualified.
      Section 3. Resignations and Removals and Vacancies. Any Officer of the Trust may resign by filing a written resignation with the Chairman of the Trustees or with the Secretary, which shall take effect on being so filed or at such time as may be therein specified. The Trustees may remove any Officer, with or without cause, by a majority vote of all of the Trustees. The Trustees may fill any vacancy created in any office whether by resignation, removal or otherwise.
                                   ARTICLE II

                   POWERS AND DUTIES OF TRUSTEES AND OFFICERS

     Section 1. Trustees. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility.
      Section 2. Chairman of the Trustees ("Chairman"). The Chairman shall be the chief executive officer of the Trust. He shall have general supervision over the business of the Trust and policies of the Trust. He shall employ and define the duties of all employees of the Trust, shall have power to discharge any such employees, shall exercise general supervision over the affairs of the Trust and shall perform such other duties as may be assigned to him from time to time by the Trustees. He shall preside at the meetings of shareholders and of the Trustees. The Chairman shall appoint a Trustee or Officer to preside at such meetings in his absence.
      Section 3. President. The President, in the absence of the Chairman, shall perform all duties and may exercise any of the powers of the Chairman subject to the control of the other Trustees. He shall counsel and advise the Chairman on matters of major importance and shall perform such other duties as may be assigned to him from time to time by the Trustees, the Chairman or the Executive Committee.
      Section 4. Vice President. The Vice President (or if more than one, the senior Vice President) in the absence of the President shall perform all duties and may exercise any of the powers of the President subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him from time to time by the Trustees, the Chairman, the President, or the Executive Committee.
      Section 5. Secretary. The Secretary shall keep or cause to be kept in books provided for that purpose the Minutes of the Meetings of Shareholders of each and all Series or Classes and of the Trustees; shall see that all Notices are duly given in accordance with the provisions of these By-Laws and as required by law; shall be custodian of the records and of the Seal of the Trust and see that the Seal is affixed to all documents, the execution of which on behalf of the Trust under its Seal is duly authorized; shall keep directly or through a transfer agent a register of the post office address of each shareholder of each Series or Class of the Trust, and make all proper changes in such register, retaining and filing his authority for such entries; shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and in general shall perform all duties incident to the Office of Secretary and such other duties as may from time to time be assigned to him by the Trustees, Chairman, the President, or the Executive Committee.
      Section 6. Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. He shall deliver all funds and securities belonging to any Series or Class which may come into his hands to such bank or trust company as the Trustees shall employ as custodian or sub-custodian for any Series or Class in accordance with Article IX of the Declaration of Trust. The Treasurer shall perform such duties additional to the foregoing as the Trustees, Chairman, the President or the Executive Committee may from time to time designate.
      Section 7. Assistant Vice President. The Assistant Vice President or Vice Presidents of the Trust shall have such authority and perform such duties as may be assigned to them by the Trustees, the Executive Committee, or the Chairman.
      Section 8. Assistant Secretaries and Assistant Treasurers. The Assistant Secretary or Secretaries and the Assistant Treasurer or Treasurers shall perform the duties of the Secretary and of the Treasurer, respectively, in the absence of those Officers and shall have such further powers and perform such other duties as may be assigned to them respectively by the Trustees or the Executive Committee, or the Chairman.
     Section 9. Salaries. The salaries of the Officers shall be fixed from time to time by the Trustees. No Officer shall be prevented from receiving such salary by reason of the fact that he is also a Trustee.

                                   ARTICLE III

             POWERS AND DUTIES OF THE EXECUTIVE AND OTHER COMMITTEES

      Section 1. Executive and Other Committees. The Trustees may elect from their own number an Executive Committee to consist of not less than two members. The Executive Committee shall be elected by a resolution passed by a vote of at least a majority of the Trustees then in office. The Trustees may also elect from their own number other committees from time to time, the number composing such committees and the powers conferred upon the same to be determined by vote of the Trustees.
      Section 2. Vacancies in Executive Committee. Vacancies occurring in the Executive Committee from any cause shall be filled by the Trustees by a resolution passed by the vote of at least a majority of the Trustees then in office.
      Section 3. Executive Committee to Report to Trustees. All action by the Executive Committee shall be reported to the Trustees at their meeting next succeeding such action.
      Section 4. Procedure of Executive Committee. The Executive Committee shall fix its own rules of procedure not inconsistent with these By-Laws or with any directions of the Trustees. It shall meet at such times and places and upon such notice as shall be provided by such rules or by resolution of the Trustees. The presence of a majority shall constitute a quorum for the transaction of business, and in every case an affirmative vote of a majority of all the members of the Committee present shall be necessary for the taking of any action.
      Section 5. Powers of Executive Committee. During the intervals between the Meetings of the Trustees, the Executive Committee, except as limited by the By-Laws of the Trust or by specific directions of the Trustees, shall possess and may exercise all the powers of the Trustees in the management and direction of the business and conduct of the affairs of the Trust in such manner as the Executive Committee shall deem to be in the best interests of the Trust, and shall have power to authorize the Seal of the Trust to be affixed to all instruments and documents requiring same. Notwithstanding the foregoing, the Executive Committee shall not have the power to elect or remove Trustees, increase or decrease the number of Trustees, elect or remove any Officer, declare dividends, issue shares or recommend to shareholders any action requiring shareholder approval.
     Section 6. Compensation. The members of any duly appointed committee shall receive such compensation and/or fees as from time to time may be fixed by the Trustees.
      Section 7. Informal Action by the Executive Committee or Other Committee. Any action required or permitted to be taken at any meeting of the Executive Committee or any other duly appointed Committee may be taken without a meeting if a consent in writing setting forth such action is signed by all members of such committee and such consent is filed with the records of the Trust.
                                   ARTICLE IV

                             SHAREHOLDERS' MEETINGS

      Section 1. Special Meetings. A special meeting of the Shareholders of the Trust or of a particular Series or Class shall be called by the Secretary whenever ordered by the Trustees, the Chairman or requested in writing by the holder or holders of at least one-tenth of the outstanding shares of the Trust or of the relevant Series or Class entitled to vote. If the Secretary, when so ordered or requested, refuses or neglects for more than two days to call such special meeting, the Trustees, Chairman or the Shareholders so requesting may, in the name of the Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the Secretary.
      Section 2. Notices. Except as above provided, notices of any special meeting of the shareholders of the Trust or a particular Series or Class, shall be given by the Secretary by delivering or mailing, postage prepaid, to each shareholder entitled to vote at said meeting, a written or printed notification of such meeting, at least fifteen days before the meeting, to such address as may be registered with the Trust by the shareholder.
      Section 3. Place of Meeting. Meetings of the Shareholders of the Trust or a particular Series or Class, shall be held at the principal place of business of the Trust in Pittsburgh, Pennsylvania, or at such place within or without The Commonwealth of Massachusetts as fixed from time to time by resolution of the Trustees.
      Section 4. Action by Consent. Any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting, if a consent in writing, setting forth such action, is signed by all shareholders entitled to vote on the subject matter thereof, and such consent is filed with the records of the Trust.
      Section 5. Proxies. Any shareholder entitled to vote at any meeting of shareholders may vote either in person or by proxy. Every proxy shall be in writing subscribed by the Shareholder or his duly authorized attorney and dated, but need not be sealed, witnessed or acknowledged. All proxies shall be filed with and verified by the Secretary or an Assistant Secretary of the Trust or, if the meeting shall so decide, by the Secretary of the Meeting.
                                    ARTICLE V

                               TRUSTEES' MEETINGS

      Section 1. Number and Qualifications of Trustees. The number of Trustees shall be as fixed from time to time by a majority of the Trustees but shall be no less than three nor more than twenty. The Trustees may from time to time increase or decrease the number as they deem expedient, but not to be less than three nor more than twenty, however, and fill the vacancies so created. The term of office of a Trustee shall not be affected by any decrease in the number of Trustees made by the Trustees pursuant to the foregoing authorization.
      Section 2. Special Meetings. Special meetings of the Trustees shall be called by the Secretary at the written request of the Chairman or any Trustee, and if the Secretary when so requested refuses or fails for more than twenty-four hours to call such meeting, the Chairman, or such Trustee may in the name of the Secretary call such meeting by giving due notice in the manner required when notice is given by the Secretary.
      Section 3. Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that any Trustee who is absent when such determination is made shall be given notice of the determination.
      Section 4. Quorum and Vote. A majority of the Trustees shall constitute a quorum for the transaction of business. The act of a majority of the Trustees present at any meeting at which a quorum is present shall be the act of the Trustees unless a greater proportion is required by the Declaration of Trust or these By-Laws or applicable law. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.
      Section 5. Notices. Except as otherwise provided, notice of any special meeting of the Trustees shall be given by the Secretary to each Trustee, by mailing to him, postage prepaid, addressed to him t his address as registered on the books of the Trust or, if not so registered, at his last known address, a written or printed notification of such meeting at least four days before the meeting or by sending to him at least one day before the meeting, a prepaid telegram, addressed to him at this said registered address, if any, or if he has no such registered address, at his last known address, notice of such meeting. Subject to compliance with Section 15(c) of the Investment Company Act of 1940, notice or waiver of notice need not specify the purpose of any special meeting.
      Section 6. Place of Meeting. Meetings of the Trustees shall be held at the principal place of business of the Trust in Pittsburgh, Pennsylvania, or at such place within or without the Commonwealth of Massachusetts as fixed from time to time by resolution of the Trustees, or as the person or persons requesting said meeting to be called may designate, but any meeting may adjourn to any other place.
      Section 7. Telephonic Meeting. Subject to Compliance with Sections 15(c) and 32(a) of the Investment Company Act of 1940, if it is impractical for the Trustees to meet in person, the Trustees may meet by means of a telephone conference circuit to which all Trustees are connected or of which all Trustees shall have waived notice, which meeting shall be deemed to have been held at a place designated by the Trustees at the meeting..
      Section 8. Special Action. When all the Trustees shall be present at any meeting, however called, or whenever held, or shall assent to the holding of the meeting without notice, or after the meeting shall sign a written assent thereto on the record of such meeting, the acts of such meeting shall be valid as if such meeting had been regularly held.
      Section 9. Action by Consent. Any action by the Trustees may be taken without a meeting if a written consent thereto is signed by all the Trustees and filed with the records of the Trustees' meetings. Such consent shall be treated as a vote of the Trustees for all purposes.
      Section 10. Compensation of Trustees. The Trustees may receive a stated salary for their services as Trustees, and by resolution of Trustees a fixed fee and expenses of attendance may be allowed for attendance at each Meeting. Nothing herein contained shall be construed to preclude any Trustee from serving the Trust in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.
                                   ARTICLE VI

                          SHARES OF BENEFICIAL INTEREST

      Section 1. Beneficial Interest. The beneficial interest in the Trust shall at all times be divided into a unlimited number of shares of particular Series or Classes, without par value. The shares of beneficial interest shall have one vote per share on all matters relating to the respective Series or Class of which such share is held, as appropriate, at any meeting of Shareholders and a fractional vote for each fraction of a share.
      Section 2. Certificates. All certificates for shares shall be signed by the Chairman, President or any Vice President and by the Treasurer or Secretary or any Assistant Treasurer or Assistant Secretary and sealed with the seal of the Trust. The signatures may be either manual or facsimile signatures and the seal may be either facsimile or any other form of seal. Certificates for shares for which the Trust has appointed an independent Transfer Agent and Registrar shall not be valid unless countersigned by such Transfer Agent and registered by such Registrar. In case any officer who has signed any certificate ceases to be an officer of the Trust before the certificate is issued, the certificate may nevertheless be issued by the Trust with the same effect as if the officer had not ceased to be such officer as of the date of its issuance. Share certificates of each Series or Class shall be in such form not inconsistent with law or the Declaration of Trust or these By-Laws as may be determined by the Trustees.
      Section 2. Transfer of Shares. The shares of each Series and Class of the Trust shall be transferable, so as to affect the rights of the Trust or any Series or Class, only by transfer recorded on the books of the Trust or its transfer agent, in person or by attorney.
      Section 3. Equitable Interest Not Recognized. The Trust shall be entitled to treat the holder of record of any share or shares of a Series or Class as the absolute owner thereof and shall not be bound to recognize any equitable or other claim or interest in such share or shares of a Series or Class on the part of any other person except as may be otherwise expressly provided by law.
      Section 4. Lost, Destroyed or Mutilated Certificates. In case any certificate for shares of any Series or Class is lost, mutilated or destroyed, the Trustees may issue a new certificate in place thereof upon indemnity to the relevant Series or Class against loss and upon such other terms and conditions as the Trustees may deem advisable.
      Section 5. Transfer Agent and Registrar: Regulations. The Trustees shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issuance, transfer and registration of certificates for shares of each Series or Class and may appoint a Transfer Agent and/or Registrar of certificates for such shares of each Series or Class, and may require all such share certificates to bear the signature of such Transfer Agent and/or of such Registrar.
                                   ARTICLE VII

                               INSPECTION OF BOOKS

      The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust maintained on behalf of each Series and Class or any of them shall be open to the inspection of the Shareholders of any Series or Class; and no Shareholder shall have any right to inspect any account or book or document of the Trust except that, to the extent such account or book or document relates to the Series or Class in which he is a Shareholder or the Trust generally, such Shareholder shall have such right of inspection as conferred by laws or authorized by the Trustees or by resolution of the Shareholders of the Trust or of the relevant Series or Class, as the case may be.
                                  ARTICLE VIII

                 AGREEMENTS, CHECKS, DRAFTS, ENDORSEMENTS, ETC.

      Section 1. Agreements, Etc. The Trustees or the Executive Committee may authorize any Officer or Officers, or agent or agents of the Trust to enter into any Agreement or execute and deliver any instrument in the name of the Trust on behalf of any Series or Class, and such authority may be general or confined to specific instances; and, unless so authorized by the Trustees or by the Executive Committee or by these By-Laws, no Officer, agent or employee shall have any power or authority to bind the Trust by any Agreement or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or for any amount.
      Section 2. Checks, Drafts, Etc. All checks, drafts, or orders for the payment of money, notes and other evidences of indebtedness shall be signed by such Officer or Officers, employee or employees, or agent or agents, as shall from time to time be designated by the Trustees or the Executive Committee, or as may be specified in or pursuant to the agreement between the Trust on behalf of any Series or Classes and the Bank or Trust Company appointed as custodian, pursuant to the provisions of the Declaration of Trust.
      Section 3. Endorsements, Assignments and Transfer of Securities. All endorsements, assignments, stock powers, other instruments of transfer of securities standing in the name of the Trust or its nominee or directions for the transfer of securities belonging to any Series or Class shall be made by such Officers, employees or employees, or agent or agents as may be authorized by the Trustees or the Executive Committee.
      Section 4. Evidence of Authority. Anyone dealing with the Trust or any Series or Class shall be fully justified in relying on a copy of a resolution of the Trustees or of any committee thereof empowered to act in the premises which is certified as true by the Secretary or an Assistant Secretary under the seal of the Trust.
                                   ARTICLE IX

                                      SEAL

      The seal of the Trust shall be circular in form, bearing the inscription:
                  FEDERATED INCOME TRUST - 1981 - MASSACHUSETTS
                                    ARTICLE X

                                   FISCAL YEAR

      The fiscal year of the Trust shall be the period of twelve months ending on the last day of January in each calendar year.
                                   ARTICLE XI

                                   AMENDMENTS

      These By-Laws may be amended by a majority vote of all of the Trustees.
                                   ARTICLE XII

                                WAIVERS OF NOTICE

      Whenever any notice whatever is required to be given under the provisions of any statute of the Commonwealth of Massachusetts, or under the provisions of the Declaration of Trust or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been given if telegraphed, cabled, or sent by wireless when it has been delivered to a representative of any telegraph, cable or wireless company with instructions that it be telegraphed, cabled, or sent by wireless. Any notice shall be deemed to be given if mailed at the time when the same shall be deposited in the mail.
                                  ARTICLE XIII

                             REPORT TO SHAREHOLDERS

      The Trustees, shall at least semi-annually submit to the shareholders of each Series or Class a written financial report of the transactions of that Series or Class, including financial statements which shall at least annually be certified by independent public accountants.
                                   ARTICLE XIV

                                BOOKS AND RECORDS

      The books and records of the Trust and any Series or Class, including the stock ledger or ledgers, may be kept in or outside the Commonwealth of Massachusetts at such office or agency of the Trust as may from time to time be determined by the Trustees
                                   ARTICLE XV

                                      TERMS

      Terms defined in the Declaration of Trust and not otherwise defined herein are used herein with the meanings set forth or referred to in the Declaration of Trust.